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                     MODIFICATION AND/OR EXTENSION AGREEMENT

Date:         October 6, 1999                                             AG-VAJ

Borrower(s):  PACIFIC AEROSPACE & ELECTRONICS, INC.

Lender:       KEYBANK NATIONAL ASSOCIATION

Note: Dated September 22, 1998, in the principal amount of $6,300,000.00, including any and all amendments thereto.

Loan #:       31-357577-3000009903

          FOR VALUE RECEIVED, Borrower and Lender hereby agree to modify the above-referenced Loan and Promissory Note and/or Loan Agreement as follows:

1.   MODIFICATION AND/OR EXTENSION PROVISIONS.

          o The maturity date of the Loan is hereby extended to September 5, 2000.

          o Effective October 6, 1999, the interest rate on this Note shall change to a variable rate equal to the Prime rate announced by the Lender (the "Index"), plus zero percent (0.00%) per annum. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by the Lender. The Index is not necessarily the lowest rate charged by the Lender on its loans and is set by Lender in its sole discretion.


2. CONDITIONS. The modifications and/or extension described above are subject to and conditioned upon Borrower's full satisfaction of all of the following conditions on or before the date first stated above, time being of the essence.

          A. There shall be no uncured event of default under the Loan, nor any event or condition which with notice or the passage of time would be an event of default thereunder.

          B. Borrower shall deliver to Lender a fully executed original of this Modification and/or Extension Agreement.

          C. All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney fees, recording charges, charges for title policy update(s), escrow charges, costs of obtaining updated or additional appraisal(s) or collateral valuations, if required by Lender) shall be paid by Borrower.

          D.   Borrower shall comply with the following additional conditions:

               o    No additional conditions apply.


3. GENERAL PROVISIONS. Except as modified above, all other provisions of the Promissory Note and any other documents securing or relating to the Loan (the "Loan Documents") remain in full force and effect. All security given for the Loan and all guarantees of the Loan (as applicable) shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this agreement and to

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perform all its obligations hereunder, and that all information and materials submitted to Lender in connection with this modification are accurate and complete. Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Loan in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


LENDER:                                  BORROWER:

KEYBANK NATIONAL ASSOCIATION             PACIFIC AEROSPACE & ELECTRONICS, INC.


By: /s/ JOHN C. THOREN                   By: /s/ DONALD A. WRIGHT
    --------------------------------         -----------------------------------
    John C. Thoren    Vice President         DONALD A. WRIGHT    CEO & PRESIDENT


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